For Immediate Release
Contact: Alanna Vitucci
alanna.vitucci@zovio.com
858 668 2586 x11636

Zovio Inc Reports Third Quarter 2020 Results

CHANDLER, AZ (October 28, 2020) - Zovio Inc (NASDAQ: ZVO), an education technology services company, today announced its results for the three and nine months ended September 30, 2020.
“We delivered a strong third quarter of 2020 with a return to low-single digit new enrollment growth and a 320 basis point improvement in student retention, the highest level since the second quarter of 2016. Additionally, our subsidiaries - Fullstack, TutorMe and Learn@Forbes - saw further momentum with new partnerships, increased usage and increases in subscriptions, respectively. As we near year end, we continue to target the closing of the sale of Ashford University to University of Arizona, marking our final step in Zovio’s evolution to a world-class education technology services company. Our innovative, flexible and data-driven solutions will undoubtedly enhance our clients’ efforts throughout the students life cycle, while at the same time allowing learners to achieve superior outcomes. We are optimistic as we look to our future, and believe there remains a significant value creation opportunity for all of our stakeholders,” commented Andrew Clark, Founder, President and Chief Executive Officer.

Financial Results for the Three Months Ended September 30, 2020
Revenue for the three months ended September 30, 2020 was $102.2 million, compared with revenue of $104.3 million for the three months ended September 30, 2019.
Operating income for the three months ended September 30, 2020 was $0.7 million, compared with operating loss of $7.8 million for the three months ended September 30, 2019.
Net income for the three months ended September 30, 2020 was $1.1 million, compared with net loss of $7.6 million for the three months ended September 30, 2019.
Diluted income per share for the three months ended September 30, 2020 was $0.03, compared with diluted loss per share of $0.25 for the three months ended September 30, 2019.
The Company recognized an income tax benefit of approximately $0.4 million for the three months ended September 30, 2020, compared with an income tax benefit of $0.1 million for the three months ended September 30, 2019.
Non-GAAP Financial Results for the Three Months Ended September 30, 2020
Non-GAAP operating income for the three months ended September 30, 2020 was $2.9 million, compared with non-GAAP operating loss of $1.9 million for the three months ended September 30, 2019. Non-GAAP operating income for the three months ended September 30, 2020 excludes restructuring and impairment expense of $0.2 million, separation transaction costs of $1.5 million and acquisition costs of $0.5 million. Non-GAAP operating loss for the three months ended September 30, 2019 excludes restructuring and impairment expense of $2.5 million, and separation transaction costs of $1.0 million and acquisition costs of $2.5 million.
Non-GAAP net income for the three months ended September 30, 2020 was $2.9 million, compared with non-GAAP net loss of $1.6 million for the three months ended September 30, 2019. Non-GAAP net income for the three months ended September 30, 2020 excludes restructuring and impairment expense of $0.2 million, separation transaction costs of $1.5 million, acquisition costs of $0.5 million and an income tax benefit of approximately $0.4 million. Non-GAAP net loss for the three months ended September 30, 2019 excludes restructuring and impairment expense of $2.5 million, separation transaction costs of $1.0 million, acquisition costs of $2.5 million, as well as income tax expense of $0.1 million.

Non-GAAP diluted income per share for the three months ended September 30, 2020 was $0.09, compared with non-GAAP diluted loss per share of $0.05 for the three months ended September 30, 2019.
Financial Results for the Nine Months Ended September 30, 2020
Revenue for the nine months ended September 30, 2020 was $304.0 million, compared with revenue of $321.5 million for the nine months ended September 30, 2019.
Operating loss for the nine months ended September 30, 2020 was $4.6 million, compared with operating loss of $35.4 million for the nine months ended September 30, 2019.
Net income for the nine months ended September 30, 2020 was $8.3 million, compared with net loss of $31.8 million for the nine months ended September 30, 2019.
Diluted income per share for the nine months ended September 30, 2020 was $0.26, compared with diluted loss per share of $1.09 for the nine months ended September 30, 2019.
The Company recognized an income tax benefit of $12.9 million for the nine months ended September 30, 2020, compared with an income tax benefit of $2.5 million for the nine months ended September 30, 2019.
Non-GAAP Financial Results for the Nine Months Ended September 30, 2020
Non-GAAP operating income for the nine months ended September 30, 2020 was $7.9 million, compared with non-GAAP operating loss of $10.6 million for the nine months ended September 30, 2019. Non-GAAP operating income for the nine months ended September 30, 2020 excludes restructuring and impairment expense of $3.4 million, separation transaction costs of $5.6 million and net acquisition costs of $3.4 million, which includes income relating to contingent consideration revaluation. Non-GAAP operating loss for the nine months ended September 30, 2019 excludes restructuring and impairment expense of $7.9 million, separation transaction costs of $5.0 million, acquisition costs of $11.7 million, other non-GAAP costs of $0.2 million.
Non-GAAP net income for the nine months ended September 30, 2020 was $7.7 million, compared with non-GAAP net loss of $9.4 million for the nine months ended September 30, 2019. Non-GAAP net income for the nine months ended September 30, 2020 excludes restructuring and impairment expense of $3.4 million, separation transaction costs of $5.6 million, net acquisition costs of $3.4 million, which includes income relating to contingent consideration revaluation, and an income tax benefit of $13.0 million. Non-GAAP net loss for the nine months ended September 30, 2019 excludes restructuring and impairment expense of $7.9 million, separation transaction costs of $5.0 million, acquisition costs of $11.7 million, other non-GAAP costs of $0.2 million, as well as an income tax benefit of $2.4 million.
Non-GAAP diluted income per share for the nine months ended September 30, 2020 was $0.24, compared with non-GAAP diluted loss per share of $0.32 for the nine months ended September 30, 2019.
Balance Sheet and Cash Flow
As of September 30, 2020, the Company had combined cash and cash equivalents of $86.6 million, compared with combined cash and cash equivalents of $69.3 million as of December 31, 2019.
The Company had $20.1 million of cash provided by operating activities during the nine months ended September 30, 2020, compared with $38.2 million of cash used in operating activities during the nine months ended September 30, 2019.
Student Enrollment
Total student enrollment at the Company’s academic institution was 34,623 students at September 30, 2020, compared with total student enrollment of 36,349 at September 30, 2019.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude restructuring and impairment expense, separation transaction costs, acquisition costs, other non-GAAP costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income (loss) are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 7494114. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy, TutorMe, and Learn@Forbes, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.
Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2020 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including, without limitation: our ability to successfully transition to being an education technology services company, our ability to complete the sale and separation of Ashford University, and the success of our strategies with respect to student initiatives.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 20, 2020, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

ZOVIO INC
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue	$102,166	$104,251	$303,978	$321,510
Costs and expenses:
Instructional costs and services	44,929	51,406	136,184	158,432
Admissions advisory and marketing	41,620	40,838	122,155	134,720
General and administrative	14,779	17,389	46,765	55,841
Restructuring and impairment expense	184	2,467	3,430	7,890
Total costs and expenses	101,512	112,100	308,534	356,883
Operating income (loss)	654	(7,849)	(4,556)	(35,373)
Other income (expense), net	39	144	(62)	1,040
Income (loss) before income taxes	693	(7,705)	(4,618)	(34,333)
Income tax expense (benefit)	(428)	(147)	(12,906)	(2,536)
Net income (loss)	$1,121	$(7,558)	$8,288	$(31,797)

Income (loss) per share:
Basic	$0.03	$(0.25)	$0.26	$(1.09)
Diluted	$0.03	$(0.25)	$0.26	$(1.09)
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	32,646	30,263	31,711	29,230
Diluted	34,015	30,263	32,342	29,230

ZOVIO INC
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$86,628	$69,280
Restricted cash	26,633	23,257
Investments	1,339	2,502
Accounts receivable, net	39,709	34,951
Prepaid expenses and other current assets	20,145	20,524
Total current assets	174,454	150,514
Property and equipment, net	31,431	34,294
Operating lease assets	21,482	18,615
Goodwill and intangibles, net	40,597	44,419
Other long-term assets	3,118	2,296
Total assets	$271,082	$250,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$67,845	$68,160
Deferred revenue and student deposits	59,554	55,284
Total current liabilities	127,399	123,444
Rent liability	25,106	22,409
Other long-term liabilities	4,323	5,347
Total liabilities	156,828	151,200
Total stockholders’ equity	114,254	98,938
Total liabilities and stockholders’ equity	$271,082	$250,138

ZOVIO INC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$8,288	$(31,797)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	9,845	10,508
Depreciation and amortization	8,749	7,171
Deferred income taxes	6	67
Stock-based compensation	6,086	8,730
Noncash lease expense	8,546	14,287
Net loss (gain) on marketable securities	47	(216)
Reassessment of lease charges	—	558
Loss (gain) on disposal or impairment of fixed assets	38	—
Changes in operating assets and liabilities:
Accounts receivable	(14,513)	(13,517)
Prepaid expenses and other current assets	219	(306)
Other long-term assets	(821)	(336)
Accounts payable and accrued liabilities	(12)	(1,170)
Deferred revenue and student deposits	4,269	(11,923)
Operating lease liabilities	(8,173)	(17,377)
Other liabilities	(2,468)	(2,922)
Net cash provided by (used in) operating activities	20,106	(38,243)
Cash flows from investing activities:
Capital expenditures	(2,587)	(26,956)
Purchases of investments	(702)	(102)
Capitalized costs for intangible assets	(199)	(454)
Cash paid in acquisition, net of cash acquired	—	(19,286)
Sale of investments	1,818	—
Net cash used in investing activities	(1,670)	(46,798)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	60
Proceeds from the issuance of stock under employee stock purchase plan	112	96
Borrowings from long-term liabilities	2,682	—
Tax withholdings on issuance of stock awards	(400)	(810)
Repurchase of common stock	(106)	—
Net cash provided by (used in) financing activities	2,288	(654)
Net increase (decrease) in cash, cash equivalents and restricted cash	20,724	(85,695)
Cash, cash equivalents and restricted cash at beginning of period	92,537	190,584
Cash, cash equivalents and restricted cash at end of period	$113,261	$104,889

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$654	$(7,849)	$(4,556)	$(35,373)
Restructuring and impairment expense	184	2,467	3,430	7,890
Separation transaction costs	1,478	951	5,574	4,959
Acquisition costs, net	546	2,484	3,425	11,707
Other non-GAAP costs	—	—	—	238
Non-GAAP operating income (loss)	$2,862	$(1,947)	$7,873	$(10,579)

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$1,121	$(7,558)	$8,288	$(31,797)
Restructuring and impairment expense	184	2,467	3,430	7,890
Separation transaction costs	1,478	951	5,574	4,959
Acquisition costs, net	546	2,484	3,425	11,707
Other non-GAAP costs	—	—	—	238
Income tax impact, non-GAAP	(412)	94	(13,034)	(2,415)
Non-GAAP net income (loss)	$2,917	$(1,562)	$7,683	$(9,418)

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$0.03	$(0.25)	$0.26	$(1.09)
Restructuring and impairment expense	0.01	0.08	0.11	0.27
Separation transaction costs	0.04	0.03	0.17	0.17
Acquisition costs, net	0.02	0.09	0.10	0.40
Other non-GAAP costs	—	—	—	0.01
Income tax impact, non-GAAP	(0.01)	0.00	(0.40)	(0.08)
Non-GAAP diluted income (loss) per share	$0.09	$(0.05)	$0.24	$(0.32)

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$1,121	$(7,558)	$8,288	$(31,797)
Interest expense (income), net	(39)	(126)	62	(819)
Income tax expense (benefit)	(428)	(148)	(12,906)	(2,537)
Depreciation and amortization	2,864	2,974	8,749	7,171
EBITDA	3,518	(4,858)	4,193	(27,982)
Restructuring and impairment expense	184	2,467	3,430	7,890
Separation transaction costs	1,478	951	5,574	4,959
Acquisition costs	(285)	1,652	929	10,043
Other non-GAAP costs	—	—	—	238
Adjusted EBITDA	$4,895	$212	$14,126	$(4,852)